U.S. Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

JULY 7, 2010
Date of Report (Date of earliest event Reported)

MESA LABORATORIES, INC.
(Exact Name of Small Business Issuer as Specified in its Charter)

Commission File Number: 0-11740

COLORADO (State or other Jurisdiction of Incorporation or Organization)	84-0872291 (I.R.S. Employer Identification No.)

12100 WEST SIXTH AVENUE, LAKEWOOD, COLORADO (Address of Principal Executive Offices)	80228 (Zip Code)

Issuer’s telephone number, including area code: (303) 987-8000

Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Mesa Laboratories, Inc., a supplier of instruments and consumables for manufacturing quality control applications, on July 8, 2010, announced the resignation of Mr. Paul D. Duke from its Board of Directors effective as of July 7, 2010.  Mr. Duke was instrumental in the founding of the Company and has served as a member of the Board of Directors since the Company’s founding in 1982.  Mr. Duke also served as a Vice President of the Company from its inception in 1982 until 2002 when he retired from day to day operations.  Mr. Duke has cited certain health concerns for his reason for not standing for reelection to the Board of Directors and retiring from the Company at this time.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

d)	Exhibits:

99.1 Press Release issued July 8, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MESA LABORATORIES, INC. (Issuer)

DATED: July 8, 2010	BY:	/s/ John J. Sullivan
John J. Sullivan, PhD.
Chief Executive Officer, President, Treasurer and Director

INDEX TO EXHIBITS

Exhibit No. 99.1	Description Press release dated July 8, 2010	Method of Filing Filed herewith